UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16th 2002

NEXPRISE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26811	77-0465496

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Palomar Airport Road, Suite 110
Carlsbad, CA 92009
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-1333

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Matters.

     On May 16, 2002, NexPrise, Inc. (the “Company”) announced that it received a letter from NASDAQ stating that the Company has regained compliance with NASDAQ’s minimum bid price rule and that the review of the Company’s eligibility for continued listing on NASDAQ’s National Market is closed

     NexPrise also announced that President and CEO Ted Drysdale and seven other members of the executive and senior management team purchased 204,019 shares of NexPrise common stock from an unrelated third party in a privately negotiated transaction representing approximately 6.3% of the outstanding shares.

     The press release dated May 16, 2002 is attached hereto as Exhibit 99.3.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit No.	Description

99.3	Press release dated May 16, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2002	By: /s/ Jerome E. Natoli

Jerome E. Natoli Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.3	Press release dated May 16, 2002